Camber Energy, Inc. 10-Q/A

Exhibit 31.1

CERTIFICATION

I, Louis G. Schott, certify that:

1.	I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2018, of Camber Energy, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: February 14, 2019

/s/ Louis G. Schott
Louis G. Schott
Interim Chief Executive Officer
(Principal Executive Officer)